

<ARTICLE>                     7
<CIK>                         0000054473
<NAME>                        Kansas City Life Insurance Company
<MULTIPLIER>                       1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   SEP-30-1998
<DEBT-HELD-FOR-SALE>                             2,106,960<F1>
<DEBT-CARRYING-VALUE>                              117,682<F2>
<DEBT-MARKET-VALUE>                                127,231<F2>
<EQUITIES>                                         107,785<F3>
<MORTGAGE>                                         308,907
<REAL-ESTATE>                                       82,074<F4>
<TOTAL-INVEST>                                   2,853,166
<CASH>                                              83,743
<RECOVER-REINSURE>                                 112,555
<DEFERRED-ACQUISITION>                             221,754
<TOTAL-ASSETS>                                   3,567,710
<POLICY-LOSSES>                                    811,088
<UNEARNED-PREMIUMS>                                      0
<POLICY-OTHER>                                      31,202
<POLICY-HOLDER-FUNDS>                            2,707,280<F5>
<NOTES-PAYABLE>                                          0
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                            23,121
<OTHER-SE>                                         576,987
<TOTAL-LIABILITY-AND-EQUITY>                     3,567,710
<PREMIUMS>                                         116,111
<INVESTMENT-INCOME>                                150,031
<INVESTMENT-GAINS>                                   9,082
<OTHER-INCOME>                                      80,243
<BENEFITS>                                         215,553
<UNDERWRITING-AMORTIZATION>                         27,363
<UNDERWRITING-OTHER>                                 5,491<F6>
<INCOME-PRETAX>                                     53,979
<INCOME-TAX>                                        15,556
<INCOME-CONTINUING>                                 38,423
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                        38,432
<EPS-PRIMARY>                                         5.25
<EPS-DILUTED>                                         5.25
<RESERVE-OPEN>                                           0
<PROVISION-CURRENT>                                      0
<PROVISION-PRIOR>                                        0
<PAYMENTS-CURRENT>                                       0
<PAYMENTS-PRIOR>                                         0
<RESERVE-CLOSE>                                          0
<CUMULATIVE-DEFICIENCY>                                  0


<F1> Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2> Debt securities represent FASB 115 held to maturity fixed maturity securities, and do not include trading securities or securities available for sale.
<F3> Equity securiteis include equity securities that are available for sale, under FASB 115.
<F4> Real estate includes real estate joint ventures.
<F5> Policyholder funds include accumulated contract values as defined by FASB
     97, dividend and coupon accumulations and other policyowner funds.
<F6> Underwriting expenses represent amortization of the value of purchased insurance in force.
